Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

COURSERA, INC.

Coursera, Inc. (formerly Dkandu, Inc.), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The name of the Corporation is Coursera, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on October 7, 2011.

B. The Amended and Restated Certificate of the Corporation in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

C. The text of the Amended and Restated Certificate of Incorporation is amended and restated to read in full as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, Coursera, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation this 6th day of July, 2020.

COURSERA, INC.

By:	/s/ Anne Tuttle Cappel
Name:	Anne Tuttle Cappel
Title:	Secretary

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

COURSERA, INC.

ARTICLE I.

The name of the corporation (hereinafter called the “Corporation”) is Coursera, Inc.

ARTICLE II.

The address of the registered office of the Corporation in the State of Delaware and the County of New Castle is 251 Little Falls Drive, Wilmington, Delaware, 19808, and the name of the registered agent at that address is Corporation Service Company.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV.

A. This Corporation is authorized to issue two classes of stock to be designated respectively preferred stock (“Preferred Stock”) and common stock (“Common Stock”). The total number of shares of capital stock that the Corporation shall have authority to issue is 238,420,805. The total number of shares of Preferred Stock this Corporation shall have authority to issue is 76,420,805. The total number of shares of Common Stock this Corporation shall have authority to issue is 162,000,000. The Preferred Stock shall have a par value of $0.00001 per share and Common Stock shall have a par value of $0.00001 per share.

B. The Preferred Stock shall be divided into series. 23,023,168 shares of Preferred Stock shall be designated “Series A Preferred Stock”, 12,849,539 shares of Preferred Stock shall be designated “Series B Preferred Stock”, 12,091,062 of shares of Preferred Stock shall be designated “Series C Preferred Stock”, 8,538,078 shares of Preferred Stock shall be designated “Series D Preferred Stock”, 2,362,331 shares of Preferred Stock shall be designated “Series D-1 Preferred Stock”, 9,166,666 shares of Preferred Stock shall be designated “Series E Preferred Stock”, 7,647,058 shares of Preferred Stock shall be designated “Series F Preferred Stock” and 742,903 shares of Preferred Stock shall be designated “Series F-1 Preferred Stock”. The Series A Preferred, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-1 Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock are collectively referred to herein as the “Board Voting Preferred Stock”. The Series F-1 Preferred Stock and the Board Voting Preferred Stock are collectively referred to herein as the “Preferred Stock”.

C. The powers, preferences, privileges, rights, restrictions, and other matters relating to Preferred Stock are as follows:

1. Dividends.

a. The holders of Preferred Stock shall be entitled to receive annual dividends, on a pari passu basis among all then-outstanding shares of Preferred Stock, at the rate of (i) $0.0770 per share of Series A Preferred Stock, (ii) $0.3922 per share of Series B Preferred Stock, (iii) $0.4075 per share of Series C Preferred Stock, (iv) $0.60 per share of Series D Preferred Stock, (v) $0.60 per share of Series D-1 Preferred Stock, (vi) $0.96 per share of Series E Preferred Stock, (vii) $1.36 per share of Series F Preferred Stock and (viii) $1.36 per share of Series F-1 Preferred Stock held by them (each as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, payable out of funds legally available therefor prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock) on Common Stock. Such dividends shall be payable only when, as, and if declared by the board of directors of this Corporation (the “Board of Directors”) and shall be non-cumulative.

b. After the holders of Preferred Stock have received their full dividend preference as set forth in Section C.1(a) above, any dividends that may be declared shall be paid ratably to all holders of Common Stock and Preferred Stock on an as-converted to Common Stock basis.

c. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution pursuant to Section C.1(a) above.

2. Liquidation Preference.

a. In the event of any Liquidation Event (as defined below), whether voluntary or involuntary, the holders of Series F Preferred Stock and Series F-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series E Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and/or Common Stock by reason of their ownership thereof, the amount per share equal to the greater of (i) $17.00 per share (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares) plus any declared but unpaid dividends on such share for each share of Series F Preferred Stock then held by them or (ii) such amount per share as would have been payable had all shares of Series F Preferred Stock and Series F-1 Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such Liquidation Event. If upon the occurrence of such event, the assets and funds thus distributed among the holders of Series F Preferred Stock and Series F-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series F Preferred Stock and Series F-1 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this subsection 2.a.

b. After payment in full of the liquidation preference with respect to the Series F Preferred Stock and the Series F-1 Preferred Stock, the holders of Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series D Preferred Stock, Series D-1 Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and/or Common Stock by reason of their ownership thereof, the amount per share equal to the greater of (i) $12.00 per share (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares) plus any declared but unpaid dividends on such share for each share of Series E Preferred Stock then held by them or (ii) such amount per share as would have been payable had all shares of Series E Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such Liquidation Event. If upon the occurrence of such event, after the payment of the liquidation preference with respect to Series F Preferred Stock and Series F-1 Preferred Stock, the assets and funds thus distributed among the holders of Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series E Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this subsection 2.b.

c. After payment in full of the liquidation preference with respect to the Series F Preferred Stock, Series F-1 Preferred Stock and Series E Preferred Stock, the holders of Series D Preferred Stock and Series D-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and/or Common Stock by reason of their ownership thereof, the amount per share equal to the greater of (i) $7.50 per share (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares) plus any declared but unpaid dividends on such share for each share of Series D Preferred Stock and Series D-1 Preferred Stock then held by them or (ii) such amount per share as would have been payable had all shares of Series D Preferred Stock or Series D-1 Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such Liquidation Event. If upon the occurrence of such event, after the payment of the liquidation preference with respect to Series F Preferred Stock, Series F-1 Preferred Stock and Series E Preferred Stock, the assets and funds thus distributed among the holders of Series D Preferred Stock and Series D-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series D Preferred Stock and Series D-1 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this subsection 2.c.

d. After payment in full of the liquidation preference with respect to the Series F Preferred Stock, Series F-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series B Preferred Stock, Series A Preferred Stock and/or Common Stock by reason of their ownership thereof, the amount per share equal to the greater of (i) $5.0935 per share (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares) plus any declared but unpaid dividends on such share for each share of Series

C Preferred Stock then held by them or (ii) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such Liquidation Event. If upon the occurrence of such event, after the payment of the liquidation preference with respect to Series F Preferred Stock, Series F-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, the assets and funds thus distributed among the holders of Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this subsection 2.d.

e. After payment in full of the liquidation preference with respect to the Series F Preferred Stock, Series F-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series C Preferred Stock, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Preferred Stock and/or Common Stock by reason of their ownership thereof, the amount per share equal to the greater of (i) $4.9029 per share (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares) plus any declared but unpaid dividends on such share for each share of Series B Preferred Stock then held by them or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such Liquidation Event. If upon the occurrence of such event, after the payment of the liquidation preference with respect to the Series F Preferred Stock, Series F-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series C Preferred Stock, the assets and funds thus distributed among the holders of Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this subsection 2.e.

f. After payment in full of the liquidation preference with respect to the Series F Preferred Stock, Series F-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership thereof, the amount per share equal to the greater of (i) $0.9628 per share (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares) plus any declared but unpaid dividends on such share for each share of Series A Preferred Stock then held by them or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such Liquidation Event. If upon the occurrence of such event, after the payment of the liquidation preference with respect to the Series F Preferred Stock, Series F-1 Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, the assets and funds thus distributed among the holders of Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this subsection 2.f.

g. After payment in full of the liquidation preference with respect to the Series F Preferred Stock, Series F-1 Preferred Stock, Series E Preferred Stock, Series D Preferred stock, Series D-1 Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock as provided in subsections (a), (b), (c), (d), (e) and (f) respectively, of this Section C.2, if any assets or funds remain in the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets and funds legally available therefor distributed ratably among the holders of Common Stock.

h. For purposes of this Section C.2, unless otherwise agreed in writing by the holders of a majority of the outstanding shares of Preferred Stock (voting together as a single class on an as-converted to Common Stock basis), a “Liquidation Event” shall mean: (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary and in which the holders of capital stock of the Corporation hold less than 50% of the voting power of the surviving entity (other than a mere reincorporation transaction), (ii) a sale, exclusive license or other disposition of all or substantially all of the assets of the Corporation, (iii) the closing of the transfer (whether by merger, acquisition, sale, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Corporation’s securities), of the Corporation’s then-outstanding securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Corporation, or (iv) a liquidation, dissolution or winding up of the Corporation. Notwithstanding the foregoing, the issuance of newly issued shares of capital stock of the Corporation in a bona fide financing transaction for capital raising purposes, which is approved by the Board of Directors, including the affirmative vote of at least one of the Preferred Directors (as defined below), shall not be deemed a liquidation, dissolution or winding up of the Corporation.

i. For purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive pursuant to this Section C.2, each such holder of shares of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted or whether there are sufficient shares of authorized Common Stock to permit actual conversion of all shares of Preferred Stock into Common Stock) such holder’s shares of Preferred Stock into Common Stock immediately prior to a distribution pursuant to this Section C.2 if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such shares of Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock. Notwithstanding the foregoing, in the event that a Liquidation Event specified in Section C.2.h(i), (ii) or (iii) above includes an earn-out, escrow arrangement or other contingent payment not delivered to the Corporation’s stockholders at the initial closing of such Liquidation Event, holders of Preferred Stock shall not be deemed to have converted such Preferred Stock into Common Stock pursuant to this Section C.2.i. until such time as such holders of Preferred Stock actually receive as a result of such deemed conversion an amount greater than the amount to which they would otherwise be entitled pursuant to Section C.2.a, Section C.2.b, Section C.2.c, Section C.2.d, Section C.2.e and Section C.2.f above.

j. Whenever the distribution provided for in this Section C.2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors, including at least one of the Preferred Directors.

3. Redemption. The Preferred Stock and Common Stock shall not be redeemable by the holders of such shares.

4. Voting Rights; Directors.

a. Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of Common Stock (except as otherwise expressly provided herein or as required by law, voting together with Common Stock as a single class on an as-converted to Common Stock basis) and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

b. Each holder of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Subject to Section 6 of this Article IV.C, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then-outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote (voting together as a single class on an as-converted to Common Stock basis), irrespective of the provisions of Section 242(b) of the General Corporation Law.

c. The holders of Board Voting Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, shall be entitled to elect two (2) members of the Board of Directors (the “Preferred Directors”) at any election of directors, whether at a meeting, by written consent or otherwise. The holders of Common Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors at any election of directors, whether at a meeting, by written consent or otherwise. The holders of Board Voting Preferred Stock and Common Stock, voting together as a single class on an as-converted to Common Stock basis, shall be entitled to elect any remaining members of the Board of Directors at any election of directors, whether at a meeting, by written consent or otherwise.

d. Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Amended and Restated Certificate of Incorporation (the “Restated Certificate”), and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Directors’ action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

5. Conversion. The holders of Preferred Stock shall have conversion rights as follows:

a. Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) (A) in the case of Series A Preferred Stock, $0.9628, as adjusted for any stock dividends, combinations, splits or the like with respect to such shares, (B) in the case of Series B Preferred Stock, $4.9029, as adjusted for any stock dividends, combinations, splits or the like with respect to such shares, (C) in the case of Series C Preferred Stock, $5.0935, as adjusted for any stock dividends, combinations, splits or the like with respect to such shares, (D) in the case of Series D Preferred Stock, $7.50, as adjusted for any stock dividends, combinations, splits or the like with respect to such shares, (E) in the case of Series D-1 Preferred Stock, $7.50, as adjusted for any stock dividends, combinations, splits or the like with respect to such shares, (F) in the case of Series E Preferred Stock, $12.00, as adjusted for any stock dividends, combinations, splits or the like with respect to such shares, (G) in the case of Series F Preferred Stock, $17.00, as adjusted for any stock dividends, combinations, splits or the like with respect to such shares, or (H) in the case of Series F-1 Preferred Stock, $17.00, as adjusted for any stock dividends, combinations, splits or the like with respect to such shares, by (ii) the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The Conversion Price for shares of Series A Preferred Stock (the “Series A Conversion Price”) shall initially be $0.9628 per share of Series A Preferred Stock. The Conversion Price for shares of Series B Preferred Stock (the “Series B Conversion Price”) shall initially be $4.9029 per share of Series B Preferred Stock. The Conversion Price for shares of Series C Preferred Stock (the “Series C Conversion Price”) shall initially be $5.0935 per share of Series C Preferred Stock. The Conversion Price for shares of Series D Preferred Stock (the “Series D Conversion Price”) shall initially be $7.50 per share of Series D Preferred Stock. The Conversion Price for shares of Series D-1 Preferred Stock (the “Series D-1 Conversion Price”) shall initially be $7.50 per share of Series D-1 Preferred Stock. The Conversion Price for shares of Series E Preferred Stock (the “Series E Conversion Price”) shall initially be $12.00 per share of Series E Preferred Stock. The Conversion Price for shares of Series F Preferred Stock (the “Series F Conversion Price”) shall initially be $17.00 per share of Series F Preferred Stock. The Conversion Price for shares of Series F-1 Preferred Stock (the “Series F-1 Conversion Price”) shall initially be $17.00 per share of Series F-1 Preferred Stock. Such initial Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series D-1 Conversion Price, Series E Conversion Price, Series F Conversion Price and Series F-1 Conversion Price (each a “Conversion Price” and together the “Conversion Prices”) shall be adjusted as hereinafter provided.

b. Automatic Conversion to Common Stock. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Conversion Price applicable to such share upon the earlier of (i) the date specified by written consent or agreement of holders of a majority of the shares of each series of Preferred Stock then-outstanding (each voting separately as a series), or (ii) immediately upon the closing of the sale of Common Stock in a firm-commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation, the public offering price that results in aggregate proceeds to the Corporation (before payment of any underwriters’ discounts and expenses relating to the issuance) of at least $50,000,000 (a “Qualified Public Offering”). Notwithstanding the foregoing, each share of any series of Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Conversion Price applicable to such share upon the date specified by written consent or agreement of holders of a majority of the shares of such series of Preferred Stock.

c. Conversion of Series F-1 Preferred Stock.

(i) Upon the sale, assignment, transfer or other disposition of any shares of Series F-1 Preferred Stock to any person or entity, other than to New Enterprise Associates 13, Limited Partnership or any affiliate thereof (collectively, “NEA”), each such share of Series F-1 Preferred Stock shall automatically, and without further action, convert into one fully paid and non-assessable share of Series F Preferred Stock. Upon the termination or expiration of the waiting period (and any extension thereof) under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, applicable to the acquisition by NEA of the Series F Preferred Stock (the “HSR Period Termination”), each outstanding share of Series F-1 Preferred Stock shall automatically, and without any further action, convert into one fully paid and non-assessable share of Series F Preferred Stock.

(ii) Notwithstanding anything to the contrary in this Restated Certificate, in the event of any conversion of shares of Series F-1 Preferred Stock into Common Stock for any reason prior to the HSR Period Termination, any resulting Common Stock received by NEA as a result of such conversion (“Common Series F-1 Conversion Shares”) shall be non-voting and NEA shall have no voting rights under this Restated Certificate or the Corporation’s Bylaws with respect to such Common Series F-1 Conversion Shares unless and until the HSR Period Termination occurs. Upon the occurrence of the HSR Period Termination, any such Common Series F-1 Conversion Shares shall automatically, and without any further action, have the same voting rights as the other shares of Common Stock.

(iii) The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Series F Preferred Stock, solely for the purpose of effecting the conversion of the shares of Series F-1 Preferred Stock, such number of its shares of Series F Preferred Stock as shall be sufficient to effect the conversion of all shares of Series F-1 Preferred Stock. If at any time the number of authorized and unissued shares of Series F Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series F-1 Preferred Stock, in addition to such other remedies as shall be available to the holders of Series F-1 Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized and unissued shares of Series F Preferred Stock to such number of shares as shall be sufficient for such purpose.

d. Mechanics of Conversion.

(i) Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(ii) If the conversion is in connection with automatic conversion provisions of subsection 5(b) above, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificate or certificates evidencing such shares of Preferred Stock are surrendered to the Corporation or its transfer agent. Notwithstanding the foregoing, if the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(iii) If the conversion is in connection with the conversion provisions of subsection 5(c) above, the outstanding shares of Series F-1 Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificate or certificates evidencing such shares of Series F-1 Preferred Stock are surrendered to the Corporation or its transfer agent.

e. Adjustments to Conversion Prices for Certain Diluting Issuances.

(i) Special Definitions. For purposes of this Section C.5(e), the following definitions apply:

(1) “Options” shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

(2) “Original Issue Date” shall mean the first date on which a share of Series F Preferred Stock was issued by the Corporation.

(3) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

(4) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section C.5(e)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issuable or issued:

(A) upon the exercise or conversion of exercisable securities or Convertible Securities outstanding as of the Original Issue Date;

(B) to officers, directors, employees, consultants, advisors or contractors of the Corporation pursuant to stock option or stock purchase plans or agreements, in each case subject to approval by the Board of Directors, including the affirmative vote of at least one Preferred Director;

(C) in connection with equipment lease financings, bank credit arrangements, real estate leases, to providers of goods or services to the Corporation or in similar transactions entered into primarily for non-equity financing purposes approved by the Board of Directors, including the affirmative vote of at least one Preferred Director;

(D) as a dividend or distribution on Preferred Stock;

(E) in connection with a bona fide partnering transaction, strategic transaction, joint venture, development project, university relationship, or acquisition of a business or any assets or properties or technology of or by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, entered into primarily for non-equity financing purposes pursuant to agreements approved by the Board of Directors of the Corporation, including the affirmative vote of at least one Preferred Director;

(F) in a Qualified Public Offering;

(G) for which adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series D-1 Conversion Price, Series E Conversion Price, Series F Conversion Price or Series F-1 Conversion Price is made pursuant to Sections C.5(f) or C.5(g); or

(H) as to any particular series of Preferred Stock, for which adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series D-1 Conversion Price, Series E Conversion Price, Series F Conversion Price or Series F-1 Conversion Price, as applicable, has been waived by the holders of a majority of each affected then-outstanding series of Preferred Stock (each voting separately as a series, provided, however, that the Series D Preferred Stock and Series D-1 Preferred Stock shall vote together as a single class on an as-converted to Common Stock basis and not as separate series, and provided, further, that any adjustment of the Series F-1 Conversion Price may be waived by the holders of a majority of the Series F Preferred Stock, voting separately as a series).

(ii) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price for any series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section C.5(e)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price applicable to such series of Preferred Stock in effect on the date of, and immediately prior to such issue.

(iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(1) no further adjustments in any Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, each Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(3) upon the expiration of any such Options or rights, the termination of any such rights to convert or exchange or the expiration of any Options or rights related to such Convertible Securities or exchangeable securities, each Conversion Price, to the extent in any way affected by or computed using such Options, rights or Convertible Securities or

Options or rights related to such Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such Options or rights, upon the conversion or exchange of such Convertible Securities or upon the exercise of the Options or rights related to such Convertible Securities;

(4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing a Conversion Price to an amount which exceeds the lower of (a) the applicable Conversion Price on the original adjustment date, or (b) the applicable Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section C.5(e)(iii)) without consideration or for a consideration per share less than the Conversion Price applicable to a series of Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one hundredth of one cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all outstanding shares of Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of immediately prior to such issue.

(v) Determination of Consideration. For purposes of this Section C.5(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property: Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors, including at least one of the Preferred Directors; and

(C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors, including at least one of the Preferred Directors.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section C.5(e)(iii), relating to Options and Convertible Securities shall be determined by dividing:

(A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

f. Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then each Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

g. Adjustments for Reclassifications and Reorganizations. If Common Stock issuable upon conversion of any series of Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section C.5(f) above or a merger or other reorganization referred to in Section C.2(h) above), provision shall be made so that, concurrently with the effectiveness of such reorganization or reclassification, each such series of Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such series of Preferred Stock immediately before that change.

h. Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section C.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate executed by the Corporation’s President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

i. Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in Common Stock; or (iii) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Preferred Stock: (1) at least 10 days prior written notice of the date on which a record shall be taken for such dividend, distribution rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (ii) and (iii) above; and (2) in the case of the matters referred to in (ii) and (iii) above, at least 10 days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

j. Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

k. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

l. Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the number of shares of Common Stock issuable thereupon shall be rounded to the nearest whole share (with one-half being rounded upward).

m. Notices. Any notice required by the provisions of this Section C.5 to be given to the holders of shares of Preferred Stock shall be deemed given (a) five days following its deposit in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of this corporation, (b) upon such notice being provided by electronic transmission in a manner permitted by the General Corporation Law or (c) five days following such notice being provided in another manner then permitted by the General Corporation Law. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the vote or written consent of the holders of a majority of the Preferred Stock, voting together as a single class on an as-converted to Common Stock basis.

6. Restrictions and Limitations.

a. For so long as any shares of Preferred Stock remain outstanding, the Corporation shall not (either directly or indirectly, whether by amendment, merger, consolidation, reorganization, recapitalization, reclassification or otherwise), without the vote or written consent by the holders of a majority of the then-outstanding shares of Preferred Stock (voting together as a single class on an as-converted to Common Stock basis), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter or repeal any provision of this Restated Certificate or the Bylaws of this Corporation;

(ii) increase the authorized number of shares of Preferred Stock or Common Stock;

(iii) authorize, designate or create (by reclassification, merger or otherwise), issue, or obligate itself to issue, any equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with any series of Preferred Stock with respect to redemption rights, liquidation preferences, conversion rights, voting rights or dividends, or increase the authorized or designated number of shares of any such new class or series;

(iv) declare or pay any dividend or distribution on any shares of Common Stock or Preferred Stock (other than a dividend or distribution payable solely in shares of Common Stock);

(v) consummate a Liquidation Event (including, without limitation, any liquidation, dissolution or winding up of the Corporation);

(vi) except in connection with any issuer tender offer with respect to the Corporation’s securities or as otherwise approved by the Board of Directors, including the affirmative vote of at least one Preferred Director, redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), any shares of Common Stock or Preferred Stock, provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock (x) from employees, officers, directors, consultants, advisors or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at no more than the original purchase price of such shares upon the occurrence of certain events, such as the termination of employment, or (y) pursuant to the exercise of a right of first refusal of the Corporation if approved by the Board of Directors, including the affirmative vote of at least one Preferred Director;

(vii) consummate an asset transfer, license of intellectual property outside of the ordinary course of business, or any acquisition of a business from another entity (whether by merger, consolidation, or purchase of all or substantially all of the assets, properties or capital stock of such entity) unless approved by the Board of Directors, including the affirmative vote of at least one Preferred Director;

(viii) reclassify or recapitalize any outstanding shares of capital stock of the Corporation;

(ix) increase or decrease the authorized number of directors of this Corporation or change their manner of election;

(x) undertake any borrowings, loans for borrowed money, or guarantees, in excess of $500,000, unless approved by the Board of Directors, including the affirmative vote of at least one Preferred Director;

(xi) enter into any transaction with one or more of the directors, officers or other affiliates of the Corporation unless approved by the Board of Directors, including the affirmative vote of a majority of disinterested directors; or

(xii) sell, issue, sponsor, create or distribute (or cause or permit any of its subsidiaries to sell, issue, sponsor, create or distribute) any digital tokens, cryptocurrency, blockchain-based assets or other cryptofinance coins, tokens or similar digital assets (collectively, “Tokens”), including through a pre-sale, initial coin offering, token distribution event or crowdfunding, or through the issuance of any instrument convertible into or exchangeable for Tokens.

b. For so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not (either directly or indirectly, whether by amendment, merger, consolidation, reorganization, recapitalization or otherwise), without the vote or written consent by the holders of a majority of the then-outstanding shares of Series A Preferred Stock (voting separately as a series), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect: (i) amend, alter or repeal of any provision of this Restated Certificate that directly alters or changes the voting or other powers, preferences or other special rights of the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely and in a manner different than any other series of Preferred Stock (it being understood that the Series A Preferred Stock shall not be deemed to have been affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other then-outstanding series of Preferred Stock), or (ii) increase or decrease the authorized number of shares of Series A Preferred Stock.

c. For so long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not (either directly or indirectly, whether by amendment, merger, consolidation, reorganization, recapitalization or otherwise), without the vote or written consent by the holders of a majority of the then-outstanding shares of Series B Preferred Stock (voting separately as a series), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect: (i) amend, alter or repeal of any provision of this Restated Certificate that alters or changes the voting or other powers, preferences or other special rights of the Series B Preferred Stock so as to affect the Series B Preferred Stock adversely and in a manner different than any other series of Preferred Stock (it being understood that the Series B Preferred Stock shall not be deemed to have been affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other then-outstanding series of Preferred Stock), or (ii) increase or decrease the authorized number of shares of Series B Preferred Stock.

d. For so long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not (either directly or indirectly, whether by amendment, merger, consolidation, reorganization, recapitalization or otherwise), without the vote or written consent by the holders of a majority of the then-outstanding shares of Series C Preferred Stock (voting separately as a series), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect: (i) amend, alter or repeal of any provision of this Restated Certificate that alters or changes the voting or other powers, preferences or other special rights of the Series C Preferred Stock so as to affect the Series C Preferred Stock adversely and in a manner different than any other series of Preferred Stock (it being understood that the Series C Preferred Stock shall not be deemed to have been affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other then-outstanding series of Preferred Stock), or increase or decrease the authorized number of shares of Series C Preferred Stock.

e. For so long as any shares of Series D Preferred Stock or Series D-1 Preferred Stock remain outstanding, the Corporation shall not (either directly or indirectly, whether by amendment, merger, consolidation, reorganization, recapitalization or otherwise), without the vote or written consent by the holders of a majority of the then-outstanding shares of Series D

Preferred Stock and Series D-1 Preferred Stock (voting together as a single class and not as separate series), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect: (i) amend, alter or repeal of any provision of this Restated Certificate that alters or changes the voting or other powers, preferences or other special rights of the Series D Preferred Stock or Series D-1 Preferred Stock so as to affect the Series D Preferred Stock or Series D-1 Preferred Stock adversely and in a manner different than any other series of Preferred Stock (it being understood that the Series D Preferred Stock and Series D-1 Preferred Stock shall not be deemed to have been affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other then-outstanding series of Preferred Stock), or (ii) increase or decrease the authorized number of shares of Series D Preferred Stock or Series D-1 Preferred Stock.

f. For so long as any shares of Series E Preferred Stock remain outstanding, the Corporation shall not (either directly or indirectly, whether by amendment, merger, consolidation, reorganization, recapitalization or otherwise), without the vote or written consent by the holders of a majority of the then-outstanding shares of Series E Preferred Stock (voting separately as a series), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect: (i) amend, alter or repeal of any provision of this Restated Certificate that alters or changes the voting or other powers, preferences or other special rights of the Series E Preferred Stock so as to affect the Series E Preferred Stock adversely and in a manner different than any other series of Preferred Stock (it being understood that the Series E Preferred Stock shall not be deemed to have been affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other then-outstanding series of Preferred Stock), or (ii) increase or decrease the authorized number of shares of Series E Preferred Stock.

g. For so long as any shares of Series F Preferred Stock or Series F-1 Preferred Stock remain outstanding, the Corporation shall not (either directly or indirectly, whether by amendment, merger, consolidation, reorganization, recapitalization or otherwise), without the vote or written consent by the holders of a majority of the then-outstanding shares of Series F Preferred Stock (voting separately as a series), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect: (i) amend, alter or repeal of any provision of this Restated Certificate that alters or changes the voting or other powers, preferences or other special rights of the Series F Preferred Stock or Series F-1 Preferred Stock so as to affect the Series F Preferred Stock or Series F-1 Preferred Stock adversely and in a manner different than any other series of Preferred Stock (it being understood that the Series F Preferred Stock and Series F-1 Preferred Stock shall not be deemed to have been affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other then-outstanding series of Preferred Stock), or (ii) increase or decrease the authorized number of shares of Series F Preferred Stock or Series F-1 Preferred Stock.

7. No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

ARTICLE V.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power, subject to the provisions of Section C.6 of Article IV, both before and after receipt of any payment for any of the Corporation’s capital stock, to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation without any action on the part of the stockholders.

ARTICLE VI.

Each director shall be entitled to one vote on each matter presented to the Board of Directors; provided, however, that, so long as the holders of Preferred Stock are entitled to elect a Preferred Director, the affirmative vote of one or more Preferred Directors shall be required for the authorization by the Board of Directors of any of the matters requiring such Preferred Director vote set forth in (i) that certain Amended and Restated Investors’ Rights Agreement, dated as of July 7, 2020, by and among the Corporation and the other parties thereto, (ii) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of July 7, 2020, by and among the Corporation and the other parties thereto, and (iii) that certain Amended and Restated Voting Agreement, dated as of July 7, 2020, by and among the Corporation and the other parties thereto, each as may be amended from time to time.

ARTICLE VII.

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII.

The Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Restated Certificate in the manner now or hereafter prescribed by applicable law, subject to the terms hereof, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE IX.

A. To the fullest extent permitted by the Delaware General Corporation Law, as it presently exists or as it may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize Corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

B. To the fullest extent permitted by the Delaware General Corporation Law, as it presently exists or as it may hereafter be amended, the Corporation shall indemnify (and advance expenses to) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Any amendment, repeal or modification of the foregoing provisions of this Article IX, or the adoption of any provision in this Restated Certificate inconsistent with this Article IX, shall be prospective only and shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal, modification or adoption.

ARTICLE X.

In connection with repurchases by the Corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, Section 500 of the California Corporations Code shall not apply in all or in part with respect to such repurchases. In the case of any such repurchases, distributions by the Corporation may be made without regard to the “preferential dividends arrears amount” or any “preferential rights amount,” as such terms are defined in Section 500(b) of the California Corporations Code.

ARTICLE XI.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII.

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (a) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (b) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

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